Exhibit 99.1
News Release
Pentair Reports Third Quarter 2013 Results

•	Third quarter sales of $1.8 billion.

•	Adjusted EPS grew 25 percent to $0.86.

•	Adjusted operating margins expanded 210 basis points to 13.6 percent.

•	Free cash flow exceeded $200 million in the quarter and full year expectation continues to be greater than 100 percent of net income.

•	The company updates 2013 adjusted EPS guidance to $3.19 - $3.21 from $3.15 - $3.25 and raises its 2013 synergies expectations to $120 million from $105 million.
Reconciliations of GAAP to Non-GAAP measures are in the attached financial tables.
SCHAFFHAUSEN, Switzerland — October 22, 2013— Pentair Ltd. (NYSE: PNR) today announced third quarter 2013 sales of $1.8 billion. Sales were down 2 percent compared to adjusted pro forma sales for the same period last year. Adjusted third quarter 2013 earnings per diluted share (“EPS”) were $0.86, up 25 percent from adjusted pro forma EPS of $0.69 in the third quarter of last year. On a GAAP basis, the company reported EPS of $0.85 compared to EPS of $0.31 in the third quarter of 2012. Adjusted EPS and operating income exclude acquisition-related expenses, repositioning costs, and certain tax items.
Third quarter 2013 adjusted operating income was $249 million, up 15 percent compared to adjusted pro forma operating income for third quarter 2012, and adjusted operating margins were 13.6 percent, an expansion of 210 basis points when compared to adjusted pro forma 2012 operating margins. On a GAAP basis, the company reported operating income of $240 million.
Free cash flow was $206 million for the quarter and $507 million for the first nine months of 2013. The company expects to deliver full year free cash flow greater than 100 percent of net income.
Pentair paid dividends of $0.25 per share in the third quarter of 2013. Pentair had previously announced on April 29, 2013 the approval by its shareholders of an ordinary cash dividend of $1.00 per share to be paid out of Pentair's capital contribution reserve in four equal quarterly installments of $0.25 in each of the third and fourth quarters of 2013 and the first and second quarters of 2014. Pentair has increased its dividend for 37 consecutive years.
“We continued to see strength in the North American residential recovery and our global food and beverage markets, which were offset by a much weaker than expected Australian economy,” said Randall J. Hogan, Pentair Chairman and Chief Executive Officer. “Although the top line fell modestly short of our expectations, our robust margin expansion again demonstrated the power of the Pentair Integrated Management System (PIMS) working and delivering ahead of schedule on our integration and standardization synergies.”
THIRD QUARTER BUSINESS HIGHLIGHTS
Unless otherwise indicated, all comparisons are year-over-year against 2012 adjusted results on a pro forma basis for the Flow Control acquisition. See attached reconciliations of these Non-GAAP measures.
Water & Fluid Solutions third quarter sales were $814 million, up 1 percent versus the prior year quarter.

•	Sales in the Residential & Commercial vertical, which accounted for roughly 45 percent of Water & Fluid Solutions revenue in the quarter, grew 12 percent.

•	Sales in the Infrastructure vertical, which accounted for nearly 25 percent of Water & Fluid Solutions revenue in the quarter, were down 22 percent.

•	Sales in the Food & Beverage vertical, which accounted for roughly 20 percent of Water & Fluid Solutions revenue in the quarter, grew 20 percent.

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Water & Fluid Solutions third quarter adjusted operating income of $109 million represented a 28 percent increase as compared to $86 million in the same period last year. Adjusted operating margins increased by 280 basis points to 13.4 percent. Price and productivity more than offset inflation in the quarter. Including repositioning and other charges, Water & Fluid Solutions reported a GAAP operating income of $106 million.
Valves & Controls delivered third quarter 2013 sales of $612 million, down 1 percent versus the prior year quarter. Backlog declined 1 percent to $1.4 billion compared to second quarter 2013.

•
Sales in the Energy vertical, which accounted for roughly 60 percent of Valves & Controls revenue in the quarter, declined 5 percent. Sales to the oil & gas industry were flat while sales to the mining industry grew 2 percent. Sales to the power industry decreased 10 percent.

•	Sales in the Industrial vertical, which accounted for nearly 35 percent of Valves & Controls revenue in the quarter, grew 5 percent.
Valves & Controls delivered third quarter adjusted operating income of $80 million, up 15 percent compared to $70 million in the same quarter last year. Third quarter 2013 adjusted operating margins increased 190 basis points to 13.1 percent. Price and productivity more than offset inflation during the quarter. Including repositioning and other charges, Valves & Controls reported a GAAP operating income of $77 million in the third quarter.
Technical Solutions delivered third quarter 2013 sales of $406 million, down 8 percent versus the prior year quarter.

•	Sales in the Industrial vertical, which accounted for roughly 50 percent of Technical Solutions revenue in the quarter, declined 6 percent.

•	Sales in the Energy vertical, which accounted for nearly 25 percent of Technical Solutions revenue in the quarter, declined 25 percent.

•	Sales in the Residential & Commercial vertical, which accounted for roughly 15 percent of Technical Solutions revenue in the quarter, grew 6 percent.
Technical Solutions delivered third quarter adjusted operating income of $84 million, up 4 percent compared to $80 million in the same quarter last year. Third quarter 2013 adjusted operating margins increased 240 basis points to 20.6 percent. Pricing and productivity gains driven by a better mix of standard products offset material and labor inflation. Including repositioning and other charges, Technical Solutions’ third quarter reported GAAP operating income was $82 million.

OUTLOOK
The company updated its full year 2013 adjusted EPS outlook to a range of $3.19 - $3.21 from a range of $3.15 - $3.25. This represents an increase of 26 percent over 2012 adjusted pro forma EPS of $2.54. The company anticipates full year 2013 sales of $7.4 billion, or up approximately 1 percent over 2012 adjusted pro forma sales. The company expects to generate free cash flow in excess of 100 percent of net income in 2013.
“The adoption of PIMS in the Flow Control businesses has gone better than we anticipated and our core productivity continues to drive strong margin expansion,” said Hogan. “Although the top line still has challenges, we are beginning to see signs of stabilization in Europe and in key Industrial channels. We continue to execute on the areas within our control and are on track to deliver strong double-digit adjusted EPS growth for the full year.”
In addition, the company introduced fourth quarter 2013 adjusted EPS guidance of $0.83 - $0.85, up approximately 60 percent versus the same quarter last year's pro forma adjusted EPS. The company expects fourth quarter revenue to be approximately $1.8 billion, which is up slightly compared to fourth quarter 2012 adjusted pro forma revenue. The company believes synergies driven by repositioning actions and functional standardization efforts are on track to deliver $120 million for the full year of 2013 and are expected to ramp to $42 million for fourth quarter 2013.

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EARNINGS CONFERENCE CALL
Pentair Chairman and CEO Randall J. Hogan and Chief Financial Officer John L. Stauch will discuss the company’s performance and third quarter 2013 results on a two-way conference call with investors at 9:00 a.m. Eastern today. A live audio webcast of the call, along with the related presentation, can be accessed in the Investors section of the company’s website, www.pentair.com, shortly before the call begins. Reconciliations of non-GAAP financial measures are set forth in the attachments to this release and in the presentation, both of which can be found on Pentair’s website. The webcast and presentation will be archived at the company’s website following the conclusion of the event.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This press release contains statements that we believe to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact are forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “should,” “would,” “positioned,” “strategy,” “future” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include the ability to successfully integrate Pentair, Inc. and the Flow Control business and achieve expected benefits from the Merger; overall global economic and business conditions; competition and pricing pressures in the markets we serve; the strength of housing and related markets; volatility in currency exchange rates and commodity prices; inability to generate savings from excellence in operations initiatives consisting of lean enterprise, supply management and cash flow practices; increased risks associated with operating foreign businesses; the ability to deliver backlog and win future project work; failure of markets to accept new product introductions and enhancements; the impact of changes in laws and regulations, including those that limit U.S. tax benefits; the outcome of litigation and governmental proceedings; and the ability to achieve our long-term strategic operating goals. Additional information concerning these and other factors is contained in our filings with the U.S. Securities and Exchange Commission, including in our Quarterly Report on Form 10-Q for the quarter ended September 28, 2013 and our 2012 Annual Report on Form 10-K. All forward-looking statements speak only as of the date of this communication. Pentair Ltd. assumes no obligation, and disclaims any obligation, to update the information contained in this communication.

ABOUT PENTAIR LTD.
Pentair Ltd. (www.pentair.com) delivers industry-leading products, services and solutions for its customers’ diverse needs in water and other fluids, thermal management and equipment protection. With pro forma revenues of approximately $8 billion, Pentair employs more than 30,000 people worldwide.

PENTAIR CONTACTS:
Jim Lucas
Vice President, Investor Relations
Direct: 763-656-5575
Email: jim.lucas@pentair.com

Rebecca Osborn
Senior Manager, External Communications
Direct: 763-656-5589
Email: rebecca.osborn@pentair.com

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Pentair Ltd. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)

	Three months ended		Nine months ended
In millions, except per-share data	September 28, 2013	September 29, 2012	September 28, 2013	September 29, 2012
Net sales	$1,824.8	$865.5	$5,563.0	$2,665.2
Cost of goods sold	1,187.2	587.4	3,734.2	1,794.3
Gross profit	637.6	278.1	1,828.8	870.9
% of net sales	34.9%	32.1%	32.9%	32.7%
Selling, general and administrative	366.1	203.1	1,191.5	548.5
% of net sales	20.0%	23.4%	21.5%	20.6%
Research and development	31.5	19.8	97.1	61.4
% of net sales	1.7%	2.3%	1.7%	2.3%
Operating income	240.0	55.2	540.2	261.0
% of net sales	13.2%	6.4%	9.7%	9.8%
Other (income) expense:
Equity income of unconsolidated subsidiaries	(0.5)	(0.6)	(1.6)	(2.3)
Gain on sale of business	(0.1)	—	(16.8)	—
Net interest expense	17.2	18.6	52.6	49.5
% of net sales	0.9%	2.1%	0.9%	1.9%
Income before income taxes and noncontrolling interest	223.4	37.2	506.0	213.8
Provision for income taxes	49.2	4.6	123.1	43.7
Effective tax rate	22.0%	12.4%	24.3%	20.4%
Net income before noncontrolling interest	174.2	32.6	382.9	170.1
Noncontrolling interest	1.4	1.2	4.3	4.2
Net income attributable to Pentair Ltd.	$172.8	$31.4	$378.6	$165.9
Earnings per common share attributable to Pentair Ltd.
Basic	$0.87	$0.31	$1.87	$1.67
Diluted	$0.85	$0.31	$1.84	$1.63
Weighted average common shares outstanding
Basic	199.3	100.4	202.1	99.5
Diluted	202.8	102.9	205.6	101.7
Cash dividends paid per common share	$0.25	$0.22	$0.71	$0.66

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Pentair Ltd. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

	September 28, 2013	December 31, 2012
In millions
Assets
Current assets
Cash and cash equivalents	$237.7	$261.3
Accounts and notes receivable, net	1,299.2	1,274.6
Inventories	1,296.1	1,333.9
Other current assets	378.3	341.1
Total current assets	3,211.3	3,210.9
Property, plant and equipment, net	1,171.9	1,188.2
Other assets
Goodwill	5,122.0	5,111.0
Intangibles, net	1,817.2	1,926.9
Other non-current assets	481.8	504.8
Total other assets	7,421.0	7,542.7
Total assets	$11,804.2	$11,941.8
Liabilities and Equity
Current liabilities
Current maturities of long-term debt and short-term borrowings	$3.0	$3.1
Accounts payable	579.4	567.0
Employee compensation and benefits	317.5	296.7
Other current liabilities	778.5	778.1
Total current liabilities	1,678.4	1,644.9
Other liabilities
Long-term debt	2,570.7	2,454.3
Pension and other post-retirement compensation and benefits	388.2	378.8
Deferred tax liabilities	497.8	480.9
Other non-current liabilities	467.4	495.1
Total liabilities	5,602.5	5,454.0
Equity	6,201.7	6,487.8
Total liabilities and equity	$11,804.2	$11,941.8

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Pentair Ltd. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine months ended
In millions	September 28, 2013	September 29, 2012
Operating activities
Net income before noncontrolling interest	$382.9	$170.1
Adjustments to reconcile net income before noncontrolling interest to net cash provided by (used for) operating activities
Equity income of unconsolidated subsidiaries	(1.6)	(2.3)
Depreciation	114.3	48.6
Amortization	109.5	29.4
Deferred income taxes	22.8	4.0
Gain on sale of business	(16.8)	—
Share-based compensation	25.3	28.5
Excess tax benefits from share-based compensation	(7.4)	(2.1)
(Gain) loss on sale of assets	4.0	(3.3)
Changes in assets and liabilities, net of effects of business acquisitions
Accounts and notes receivable	(52.2)	27.3
Inventories	17.7	(0.6)
Other current assets	(9.4)	(4.5)
Accounts payable	20.6	(30.7)
Employee compensation and benefits	25.9	(14.9)
Other current liabilities	4.8	38.7
Other non-current assets and liabilities	(10.6)	(40.8)
Net cash provided by (used for) operating activities	629.8	247.4
Investing activities
Capital expenditures	(126.3)	(49.9)
Proceeds from sale of property and equipment	3.7	5.1
Proceeds from sale of businesses, net	30.9	—
Acquisitions, net of cash acquired	(84.4)	671.8
Other	(0.8)	(3.1)
Net cash provided by (used for) investing activities	(176.9)	623.9
Financing activities
Net receipts (repayments) of short-term borrowings	—	(3.7)
Net receipts (repayments) of commercial paper and revolving long-term debt	122.5	(125.0)
Proceeds from long-term debt	—	90.1
Repayments of long-term debt	(6.2)	(190.8)
Debt issuance costs	(1.4)	—
Excess tax benefits from share-based compensation	7.4	2.1
Shares issued to employees, net of shares withheld	70.8	22.0
Repurchases of common shares	(540.3)	—
Dividends paid	(143.9)	(66.1)
Distribution to noncontrolling interest	(2.0)	—
Net cash provided by (used for) financing activities	(493.1)	(271.4)
Effect of exchange rate changes on cash and cash equivalents	16.6	(7.4)
Change in cash and cash equivalents	(23.6)	592.5
Cash and cash equivalents, beginning of period	261.3	50.1
Cash and cash equivalents, end of period	$237.7	$642.6
Free cash flow
Net cash provided by (used for) operating activities	$629.8	$247.4
Capital expenditures	(126.3)	(49.9)
Proceeds from sale of property and equipment	3.7	5.1
Free cash flow	$507.2	$202.6

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Pentair Ltd. and Subsidiaries
Supplemental Financial Information by Reportable Segment (Unaudited)

	2013
In millions	First Quarter	Second Quarter	Third Quarter	Nine Months
Net sales
Water & Fluid Solutions	$782.0	$949.8	$814.3	$2,546.1
Valves & Controls	585.8	619.9	611.5	1,817.2
Technical Solutions	410.0	397.4	405.9	1,213.3
Other	(3.3)	(3.4)	(6.9)	(13.6)
Consolidated	$1,774.5	$1,963.7	$1,824.8	$5,563.0
Operating income (loss)
Water & Fluid Solutions	$74.8	$136.1	$105.9	$316.8
Valves & Controls	(18.6)	56.9	76.6	114.9
Technical Solutions	53.3	65.1	82.2	200.6
Other	(35.2)	(32.2)	(24.7)	(92.1)
Consolidated	$74.3	$225.9	$240.0	$540.2
Operating income (loss) as a percent of net sales
Water & Fluid Solutions	9.6%	14.3%	13.0%	12.4%
Valves & Controls	(3.2)%	9.2%	12.5%	6.3%
Technical Solutions	13.0%	16.4%	20.3%	16.5%
Consolidated	4.2%	11.5%	13.2%	9.7%

	2012
In millions	First Quarter	Second Quarter	Third Quarter	Nine Months
Net sales
Water & Fluid Solutions	$587.1	$675.4	$605.5	$1,868.0
Valves & Controls	—	—	—	—
Technical Solutions	272.6	267.5	261.5	801.6
Other	(1.5)	(1.4)	(1.5)	(4.4)
Consolidated	$858.2	$941.5	$865.5	$2,665.2
Operating income (loss)
Water & Fluid Solutions	$63.7	$92.0	$69.2	$224.9
Valves & Controls	—	—	—	—
Technical Solutions	50.5	50.6	52.3	153.4
Other	(27.7)	(23.3)	(66.3)	(117.3)
Consolidated	$86.5	$119.3	$55.2	$261.0
Operating income as a percent of net sales
Water & Fluid Solutions	10.8%	13.6%	11.4%	12.0%
Valves & Controls	—%	—%	—%	—%
Technical Solutions	18.5%	18.9%	20.0%	19.1%
Consolidated	10.1%	12.7%	6.4%	9.8%

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Pentair Ltd. and Subsidiaries
Reconciliation of the GAAP “As Reported” year ended December 31, 2013 to the “Adjusted” non-GAAP excluding the effect of 2013 adjustments (Unaudited)

	Actual			Forecast
In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Full Year
Total Pentair
Net sales	$1,774.5	$1,963.7	$1,824.8	approx	$7,400
Operating income—as reported	74.3	225.9	240.0	approx	782
% of net sales	4.2%	11.5%	13.2%	approx	10.6%
Adjustments:
Inventory step-up and customer backlog	76.8	10.1	—	approx	88
Restructuring and other	27.4	32.4	8.7	approx	70
Operating income—as adjusted	178.5	268.4	248.7	approx	940
% of net sales	10.1%	13.7%	13.6%	approx	12.7%
Net income attributable to Pentair Ltd.—as reported	51.7	154.1	172.8	approx	549
Gain on sale of business, net of tax	(12.5)	—	—	approx	(13)
Interest expense, net of tax	—	1.6	—	approx	2
Adjustments, net of tax	80.8	33.5	1.1	approx	115
Net income attributable to Pentair Ltd.—as adjusted	120.0	189.2	173.9	approx	653
Earnings per common share attributable to Pentair Ltd.—diluted
Diluted earnings per common share—as reported	$0.25	$0.75	$0.85	approx	$2.68 - $2.70
Adjustments	0.33	0.17	0.01	approx	0.51
Diluted earnings per common share—as adjusted	$0.58	$0.92	$0.86	approx	$3.19 - $3.21

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Pentair Ltd. and Subsidiaries
Reconciliation of the GAAP “As Reported” year ended December 31, 2013 to the “Adjusted” non-GAAP excluding the effect of 2013 adjustments (Unaudited)

	Actual			Forecast
In millions	First Quarter	Second Quarter	Third Quarter	Full Year
Water & Fluid Solutions
Net sales	$782.0	$949.8	$814.3	approx	$3,345
Operating income—as reported	74.8	136.1	105.9	approx	411-416
% of net sales	9.6%	14.3%	13.0%	approx	12.4%
Adjustments:
Restructuring and other	7.5	6.6	3.5	approx	18
Inventory step-up and customer backlog	0.6	0.2	—	approx	1
Operating income—as adjusted	82.9	142.9	109.4	approx	430-435
% of net sales	10.6%	15.0%	13.4%	approx	13.0%
Valves & Controls
Net sales	$585.8	$619.9	$611.5	approx	$2,400
Operating income (loss)—as reported	(18.6)	56.9	76.6	approx	187-192
% of net sales	(3.2)%	9.2%	12.5%	approx	7.9%
Adjustments:
Restructuring and other	7.3	17.0	3.7	approx	28
Inventory step-up and customer backlog	70.6	10.0	—	approx	81
Operating income—as adjusted	59.3	83.9	80.3	approx	296-301
% of net sales	10.1%	13.5%	13.1%	approx	12.4%
Technical Solutions
Net sales	$410.0	$397.4	$405.9	approx	$1,655
Operating income—as reported	53.3	65.1	82.2	approx	292-297
% of net sales	13.0%	16.4%	20.3%	approx	17.8%
Adjustments:
Restructuring and other	10.7	4.9	1.5	approx	17
Inventory step-up and customer backlog	5.7	—	—	approx	6
Operating income—as adjusted	69.7	70.0	83.7	approx	315-320
% of net sales	17.0%	17.6%	20.6%	approx	19.2%

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Pentair Ltd. and Subsidiaries
Reconciliation of the GAAP “As Reported” year ended December 31, 2012 to the “Adjusted” non-GAAP excluding the effect of 2012 adjustments (Unaudited)

In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year
Total Pentair
Net sales	$858.2	$941.5	$865.5	$1,750.9	$4,416.1
Operating income (loss) —as reported	86.5	119.3	55.2	(304.1)	(43.1)
% of net sales	10.1%	12.7%	6.4%	(17.4)%	(1.0)%
Adjustments:
Deal related costs and expenses	11.8	6.3	52.7	12.0	82.8
Inventory step-up and customer backlog	—	—	—	179.6	179.6
Restructuring	—	10.4	1.1	55.3	66.8
Trade name impairment	—	—	—	60.7	60.7
Change in accounting method - pension and post-retirement	(1.5)	(1.5)	(1.5)	146.2	141.7
Operating income—as adjusted	96.8	134.5	107.5	149.7	488.5
% of net sales	11.3%	14.3%	12.4%	8.5%	11.1%
Net income (loss) attributable to Pentair Ltd.—as reported	61.8	72.8	31.4	(273.1)	(107.1)
Bond redemption and interest expense	(0.8)	—	1.8	51.9	52.9
Other adjustments net of tax	3.0	10.9	32.3	320.9	367.1
Net income attributable to Pentair Ltd.—as adjusted	64.0	83.7	65.5	99.7	312.9
Earnings per common share attributable to Pentair Ltd.—diluted
Diluted earnings (loss) per common share—as reported	$0.62	$0.72	$0.31	$(1.31)	$(0.84)
Adjustments	0.02	0.11	0.33	1.78	3.23
Diluted earnings per common share—as adjusted	$0.64	$0.83	$0.64	$0.47	$2.39

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Pentair Ltd. and Subsidiaries
Reconciliation of the GAAP “As Reported” year ended December 31, 2012 to the “Adjusted” non-GAAP excluding the effect of 2012 adjustments (Unaudited)

In millions	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year
Water & Fluid Solutions
Net sales	$587.1	$675.4	$605.5	$771.2	$2,639.2
Operating income—as reported	63.7	92.0	69.2	(56.9)	168.0
% of net sales	10.8%	13.6%	11.4%	(7.4)%	6.4%
Adjustments:
Restructuring	—	6.9	1.1	42.5	50.5
Inventory step-up and customer backlog	—	—	—	23.4	23.4
Trade name impairment	—	—	—	49.1	49.1
Operating income—as adjusted	63.7	98.9	70.3	58.1	291.0
% of net sales	10.8%	14.6%	11.6%	7.5%	11.0%
Valves & Controls
Net sales	$—	$—	$—	$548.6	$548.6
Operating income—as reported	—	—	—	(76.8)	(76.8)
% of net sales	—%	—%	—%	(14.0)%	(14.0)%
Adjustments:
Restructuring	—	—	—	5.1	5.1
Inventory step-up and customer backlog	—	—	—	113.5	113.5
Operating income—as adjusted	—	—	—	41.8	41.8
% of net sales	—%	—%	—%	7.6%	7.6%
Technical Solutions
Net sales	$272.6	$267.5	$261.5	$434.8	$1,236.4
Operating income—as reported	50.5	50.6	52.3	11.6	165.0
% of net sales	18.5%	18.9%	20.0%	2.7%	13.3%
Adjustments:
Restructuring	—	3.1	—	9.7	12.8
Inventory step-up and customer backlog	—	—	—	42.7	42.7
Trade name impairment	—	—	—	11.6	11.6
Operating income—as adjusted	50.5	53.7	52.3	75.6	232.1
% of net sales	18.5%	20.1%	20.0%	17.4%	18.8%

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Pro Forma Reconciliation
		Pro Forma Adjustments
2012 Total Pentair (in millions, except EPS)	Historical Adjusted Results	Historical Flow Control Acquisition	Depreciation & Amortization	Other Adjustments	Adjusted Pro Forma Results
First Quarter
Sales	$858.2	$995.9	$—	$(74.0)	$1,780.1
Operating Income	96.8	124.9	(17.1)	(32.2)	172.4
Net Income	64.0	93.7	(12.8)	(28.1)	116.8
Diluted EPS	0.64	0.44	(0.06)	(0.48)	0.54
Second Quarter
Sales	941.5	980.8	—	(33.2)	1,889.1
Operating Income	134.5	143.5	(17.2)	(24.0)	236.8
Net Income	83.7	107.6	(12.9)	(14.0)	164.4
Diluted EPS	0.83	0.50	(0.06)	(0.50)	0.77
Third Quarter
Sales	865.5	1,019.8	—	(16.0)	1,869.3
Operating Income	107.5	119.9	(17.3)	5.5	215.6
Net Income	65.5	89.9	(13.0)	6.4	148.8
Diluted EPS	0.64	0.42	(0.06)	(0.31)	0.69
Fourth Quarter
Sales	1,750.9	—	—	(7.1)	1,743.8
Operating Income	149.7	—	—	16.6	166.3
Net Income	99.7	—	—	12.7	112.4
Diluted EPS	0.47	—	—	0.06	0.53
Full Year
Sales	4,416.1	2,996.5	—	(130.3)	7,282.3
Operating Income	488.5	388.3	(51.6)	(34.1)	791.1
Net Income	312.9	291.3	(38.7)	(23.1)	542.4
Diluted EPS	2.39	1.36	(0.18)	(1.03)	2.54

Note: “Other” adjustments represent the elimination of certain large projects and sales to sanctioned countries (which were terminated prior to the completion of the Flow Control acquisition), changes in corporate allocation assumptions, income taxes and share count.

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Pro Forma Reconciliation
		Pro Forma Adjustments
2012 Water & Fluid Solutions Segment (in millions)	Historical Adjusted Results	Historical Flow Control Acquisition	Depreciation & Amortization	Other Adjustments	Adjusted Pro Forma Results
First Quarter
Sales	$587.1	$163.4	$—	$(0.1)	$750.4
Operating Income	63.7	11.1	(0.1)	(1.8)	72.9
Second Quarter
Sales	675.4	202.3	—	0.1	877.8
Operating Income	98.9	24.3	(0.1)	(1.7)	121.4
Third Quarter
Sales	605.5	202.1	—	(0.1)	807.5
Operating Income	70.3	14.9	(0.1)	0.6	85.7
Fourth Quarter
Sales	771.2	—	—	(0.7)	770.5
Operating Income	58.1	—	—	14.2	72.3
Full Year
Sales	2,639.2	567.8	—	(0.8)	3,206.2
Operating Income	291.0	50.3	(0.3)	11.2	352.2

Note: “Other” adjustments represent changes in corporate allocation assumptions.

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Pro Forma Reconciliation
		Pro Forma Adjustments
2012 Valves & Controls Segment (in millions)	Historical Adjusted Results	Historical Flow Control Acquisition	Depreciation & Amortization	Other Adjustments	Adjusted Pro Forma Results
First Quarter
Sales	$—	$621.3	$—	$(12.7)	$608.6
Operating Income	—	83.7	(12.3)	(10.6)	60.8
Second Quarter
Sales	—	602.4	—	(5.0)	597.4
Operating Income	—	93.1	(12.4)	(9.8)	70.9
Third Quarter
Sales	—	629.6	—	(9.5)	620.1
Operating Income	—	70.9	(12.5)	11.3	69.7
Fourth Quarter
Sales	548.6	—	—	(1.9)	546.7
Operating Income	41.8	—	—	0.4	42.2
Full Year
Sales	548.6	1,853.3	—	(29.1)	2,372.8
Operating Income	41.8	247.7	(37.2)	(8.7)	243.6

Note: “Other” adjustments represent the elimination of sales to sanctioned countries (which were terminated prior to the completion of the Flow Control acquisition) and changes in corporate allocation assumptions.

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Pro Forma Reconciliation
		Pro Forma Adjustments
2012 Technical Solutions Segment (in millions)	Historical Adjusted Results	Historical Flow Control Acquisition	Depreciation & Amortization	Other Adjustments	Adjusted Pro Forma Results
First Quarter
Sales	$272.6	$211.2	$—	$(62.7)	$421.1
Operating Income	50.5	35.8	(4.7)	(19.7)	61.9
Second Quarter
Sales	267.5	176.1	—	(29.8)	413.8
Operating Income	53.7	27.9	(4.7)	(12.4)	64.5
Third Quarter
Sales	261.5	188.1	—	(7.9)	441.7
Operating Income	52.3	39.0	(4.7)	(6.4)	80.2
Fourth Quarter
Sales	434.8	—	—	(8.3)	426.5
Operating Income	75.6	—	—	2.0	77.6
Full Year
Sales	1,236.4	575.4	—	(108.6)	1,703.2
Operating Income	232.1	102.7	(14.1)	(36.6)	284.1

Note: “Other” adjustments represent the elimination of certain large projects and changes in corporate allocation assumptions.